Exhibit 10.4

Kaiser Aluminum 2020-2022 Long-Term Incentive Plan

Management Objective:	The applicable measurable performance objective:

•
for 60% of the Performance Shares is the percentile ranking (“Relative TSR Ranking”) of the total shareholder return (“TSR”) of Kaiser Aluminum Corporation (the “Company”) over the period from January 1, 2020 through December 31, 2022 (the “Performance Period”) compared to the TSR of companies listed on Annex I hereto (each, a “Peer Company”), each of which is a member of the S&P 1000 Materials Index, over the Performance Period;

•
for 20% of the Performance Shares is the cost performance (“Cost Performance”) of the Company, measured against the Company’s total controllable cost (“Total Controllable Cost”), over the Performance Period; and

•
for 20% of the Performance shares is the Company’s earnings before interest, tax, depreciation and amortization (“EBTIDA”) margin (“EBITDA Margin”), measured by the Company’s adjusted EBITDA as a percentage of value added revenue (“VAR”).

TSR Performance Objective

The Relative TSR Ranking will be based on the Company’s relative stock performance against the Peer Companies, with any dividends being treated as being reinvested on the applicable ex-dividend date.

The beginning and ending share prices are determined using the 20 trading day averages preceding the beginning and the end of the applicable performance period, respectively.

Any Peer Company that is acquired during the Performance Period shall be omitted from the peer group and will not be included in determining the Relative TSR Ranking.

Any Peer Company that files for bankruptcy, or that has its shares delisted from its primary stock exchange because it fails to meet the exchange listing requirements (other than as a result of its acquisition), during the Performance Period shall remain in the peer group and will be ranked last for purposes of determining the Relative TSR Ranking.

The Relative TSR Ranking target is the 50th percentile (the “Target TSR Ranking”). The payout for TSR performance at the target level (a multiplier of 1.00x) is 100% of the applicable Performance Shares. The threshold performance required to potentially earn Performance Shares is a Relative TSR Ranking at the 25th percentile. The payout for TSR performance at the threshold level (a multiplier of 0.50x) is 50% of the applicable Performance Shares. If the Relative TSR Ranking is below the 25th percentile, no Performance Shares will be earned. If the Relative TSR Ranking is greater than the 90th percentile, Performance Shares will be earned at the maximum level. The payout for performance at the maximum level (a multiplier of 2.00x) is 200% of the applicable Performance Shares.

The multiplier for Performance Shares based on TSR Percentile Ranking will be determined by straight line interpolation between the measuring points based on the Relative TSR Ranking as follows:

TSR Percentile Ranking <25th percentile 25th percentile 50th percentile 75th percentile ≥90th percentile	Multiplier 0.00x 0.50x 1.00x 1.50x 2.00x

If the TSR of the Company over the Performance Period is negative, then the multiplier shall be capped at 1.00x.

Cost Performance Objective

The Company’s Cost Performance is measured as a percentage of the average annual increase or decrease in Total Controllable Cost over the Performance Period as compared with the Total Controllable Cost for 2019. The baseline reflects 2019 costs/performance flexed for volume and mix.

Total Controllable Cost shall equal the sum of the Company’s (1) controllable variable conversion cost (“Variable Cost”) and (2) controllable plant overhead and selling, general and administrative expenses (“Overhead Cost”) as more fully described to the Company’s compensation committee (the “Committee”).

The Cost Performance target is a 0% annualized cost increase requiring the offset of underlying inflation (the “Target Cost Performance”). The payout for Cost Performance at the target level (a multiplier of 1.00x) is 100% of the applicable Performance Shares. If the Cost Performance is equal to or greater than a 2% annualized cost increase, no Performance Shares will be earned. If the Cost Performance equals or exceeds a 2% annualized cost reduction, Performance Shares will be earned at the maximum level. The payout for performance at the maximum level (a multiplier of 2.00x) is 200% of the applicable Performance Shares.

The multiplier for Performance Shares based on Cost Performance will be determined by a straight line interpolation based on Cost Performance as follows:

Cost Performance ≥2% annualized cost increase 0% annualized cost increase ≥2% annualized cost reduction	Multiplier 0.00x 1.00x 2.00x

EBITDA Margin Objective

The Company’s EBITDA Margin performance is measured by the Company’s adjusted EBITDA as a percentage of VAR over the Performance Period.

Adjusted EBITDA shall equal the sum of the Company’s adjusted EBITDA as reflected in the Company’s Reconciliations of Non-GAAP Measures - Consolidated, as reported in the Company’s earnings materials, for the three years over the Performance Period.

VAR shall equal the sum of the Company’s Net Sales less the hedged cost of alloyed metal for three years over the Performance Period.

The EBITDA Margin target is [a target performance level approved by the compensation committee] (the “Target EBITDA Margin Performance”). The payout for Target EBITDA Margin Performance (a multiplier of 1.00x) is 100% of the applicable Performance Shares. If the EBITDA Margin is equal to or less than [the threshold level], no Performance Shares will be earned. If the EBITDA Margin equals or exceeds [the maximum performance requirement], Performance Shares will be earned at the maximum level. The payout for performance at the maximum level (a multiplier of 2.00x) is 200% of the applicable Performance Shares.

The multiplier for Performance Shares based on EBITDA Margin Performance will be determined by a straight line interpolation based on EBITDA Margin targets approved by the compensation committee.

Determination of Number of Performance Shares Potentially Earned:	The number of Performance Shares earned, if any, will be determined as follows:

•	Following December 31, 2021, the Committee will approve a multiplier (“LTI Multiplier”) for each of the performance metrics described above based on the Company’s performance.

•
The number of Performance Shares earned, if any, will equal the sum of the product (rounded down to the nearest whole number) of (1) the target number of Performance Shares granted under each performance metric and (2) the LTI Multiplier determined based on each of the applicable Company performance metrics (rounded to the nearest whole percentage point); provided, however, such number will not exceed two times the target number of Performance Shares granted hereunder.

The Committee will approve the LTI Multiplier for each performance metric no later than March 15, 2023.

Administrative Provisions:	Additional administrative provisions are reflected in the terms of the applicable grant documents.

Annex I

Peer Company List

Ticker	Company Name	Ticker	Company Name
AKS	AK Steel Holding Corporation	LTHM	Livent Corporation
ASH	Ashland Global Holdings Inc.	LXU	LSB Industries, Inc.
ASIX	AdvanSix Inc.	MERC	Mercer International Inc.
ATI	Allegheny Technologies Incorporated	MTRN	Materion Corporation
ATR	AptarGroup, Inc.	MTX	Minerals Technologies Inc.
AVD	American Vanguard Corporation	MYE	Myers Industries, Inc.
BCC	Boise Cascade Company	NEU	NewMarket Corporation
BCPC	Balchem Corporation	NGVT	Ingevity Corporation
CBT	Cabot Corporation	NP	Neenah, Inc.
CC	The Chemours Company	OI	O-I Glass, Inc.
CENX	Century Aluminum Company	OLN	Olin Corporation
CLF	Cleveland-Cliffs Inc.	POL	PolyOne Corporation
CLW	Clearwater Paper Corporation	RGLD	Royal Gold, Inc.
CMC	Commercial Metals Company	RPM	RPM International Inc.
CMP	Compass Minerals International, Inc.	RS	Reliance Steel & Aluminum Co.
CRS	Carpenter Technology Corporation	RYAM	Rayonier Advanced Materials Inc.
EXP	Eagle Materials Inc.	SCL	Stepan Company
FF	FutureFuel Corp.	SLGN	Silgan Holdings Inc.
FOE	Ferro Corporation	SMG	The Scotts Miracle-Gro Company
FUL	H.B. Fuller Company	SON	Sonoco Products Company
GCP	GCP Applied Technologies Inc.	STLD	Steel Dynamics, Inc.
GEF	Greif, Inc.	SWM	Schweitzer-Mauduit International, Inc.
GLT	P. H. Glatfelter Company	SXC	SunCoke Energy, Inc.
HAYN	Haynes International, Inc.	SXT	Sensient Technologies Corporation
HCC	Warrior Met Coal, Inc.	TG	Tredegar Corporation
HWKN	Hawkins, Inc.	TMST	TimkenSteel Corporation
IOSP	Innospec Inc.	TSE	Trinseo S.A.
IPHS	Innophos Holdings, Inc.	UFS	Domtar Corporation
KALU	Kaiser Aluminum Corporation	USCR	U.S. Concrete, Inc.
KOP	Koppers Holdings Inc.	VVV	Valvoline Inc.
KRA	Kraton Corporation	WOR	Worthington Industries, Inc.
KWR	Quaker Chemical Corporation	X	United States Steel Corporation
LPX	Louisiana-Pacific Corporation	ZEUS	Olympic Steel, Inc.